Exhibit 99.2

Statement Under Oath of Principal Executive Officer and Principal Financial Officer Regarding Facts and Circumstances Related to Exchange Act Filings

I, Brenda S. Tudor, state and attest that:

     (1)  To the best of my knowledge, based upon a review of the covered reports of Ingles Markets, Incorporated, and, except as corrected or supplemented in a subsequent covered report:

•	no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

•	no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

     (2)  I have reviewed the contents of this statement with the Company’s Audit Committee.

     (3)  In this statement under oath, each of the following, if filed on or before the date of this statement, is a “covered report”:

•	Annual Report on Form 10-K for the fiscal year ended September 29, 2001 of Ingles Markets,;

•	all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Ingles Markets, Incorporated filed with the Commission subsequent to the filing of the Form 10-K identified above; and

•	any amendments to any of the foregoing.

/s/ Brenda S. Tudor
Brenda S. Tudor
Vice President — Finance
Chief Financial Officer
(Principal Financial Officer)
August 13, 2002

State of North Carolina County of Buncombe

Subscribed and sworn to before me this 13th day of August, 2002.
/s/ Heather Laws

Notary Public
My Commission Expires: November 13, 2004